UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): September 8, 2022 (September 1, 2022)

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreements.
Effective September 1, 2022, NHI entered into a 10th amendment (the “10th Amendment”) to the master lease dated October 17, 1991, as previously amended (the “Master Lease”) by and between NHI and NHC/OP, L.P., an affiliate of National Healthcare Corporation (“NHC”). The 10th Amendment was entered into in connection with the sale of seven skilled nursing facilities as described in Item 8.01 below and increases the annual base rent due each year through the expiration of the Master Lease on December 31, 2026. The annual base rent prior to the 10th Amendment was $30.75 million and was increased to $34.25 million for the year ended December 31, 2022, with credit given for rent paid under the 2013 Lease (as defined below) in 2022. In addition to the base rent, NHC will continue to pay any additional rent and percentage rent as required by the Master Lease which is estimated to be approximately $3.2 million for the year ended December 31, 2022.

The foregoing description is qualified in its entirety by the full text of the 10th Amendment, a copy of which is filed as exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.
Effective September 1, 2022, NHI sold seven skilled nursing facilities in New Hampshire and Massachusetts to an unrelated third party for net cash proceeds of approximately $43.7 million. These properties were leased to NHC pursuant to a master lease agreement dated August 30, 2013 (the “2013 Lease”) with an original maturity date of August 31, 2028 that was terminated upon completion of the sale. These properties were previously classified as assets held for sale with a net book value of $30.1 million with rental income recognized totaling $1.8 million for the six months ended June 30, 2022.

Concurrently with the sale of these properties, NHI and NHC entered into the 10th Amendment to the Master Lease covering the remaining 35 properties leased to NHC as described in Item 1.01 above and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index
Number	Exhibit
10.1	Amendment No. 10 To Master Agreement to Lease in HTML
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ D. Eric Mendelsohn
Name:    D. Eric Mendelsohn
Title:    President and Chief Executive Officer

Date:    September 8, 2022